Exhibit 99.2

Calumet Specialty Products Partners, L.P. Announces Cash Tender Offers for Any and All of its 9.25% Senior Secured First Lien Notes due 2024 and up to $100 Million of its 11.00% Senior Notes due 2025

INDIANAPOLIS, June 12, 2023 /PRNewswire/ — Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) (“Calumet,” “we,” “our” or “us”), today announced that it has commenced cash tender offers to purchase (the “Offers”) (i) any and all of its 9.25% Senior Secured First Lien Notes due 2024 (CUSIP Nos. 131477AU5 / U13077AK5) (the “2024 Secured Notes”) and (ii) up to an aggregate principal amount not to exceed $100 million (as it may be modified by Calumet, the “Tender Cap”), of its outstanding 11.00% Senior Notes due 2025 (CUSIP Nos. 131477AT8 / U13077AJ8) (the “2025 Notes” and, together with the 2024 Secured Notes, the “Notes”), subject to the terms and conditions set forth in the Offer to Purchase dated June 12, 2023 (as it may be amended or supplemented from time to time, the “Offer to Purchase”). The following table sets forth certain terms of the Offers:

Notes	CUSIP Numbers	Aggregate Principal Amount Outstanding(1)	Tender Cap	Tender Offer Consideration(2)(3)	Early Tender Premium(2)	Total Consideration(2)(3)(4)
2024 Secured Notes	131477AU5 / U13077AK5	$200,000,000	N/A	$971.25	$30.00	$1,001.25
2025 Notes	131477AT8 / U13077AJ8	$513,541,000	$100,000,000	$1,015.00	$30.00	$1,045.00

(1)	As of the date of this press release.
(2)	U.S. dollars per $1,000 aggregate principal amount of Notes validly tendered, and not validly withdrawn, and accepted for purchase.
(3)	Plus accrued and unpaid interest, up to, but not including, the applicable settlement date.
(4)	The Total Consideration includes the Early Tender Premium.

The Offers will expire at 5:00 p.m., New York City time, on July 12, 2023, unless extended or early terminated (such date and time, as the same may be extended or early terminated, the “Expiration Date”). Holders who validly tender their Notes, and do not validly withdraw such Notes, at or prior to 5:00 p.m., New York City time, on June 26, 2023, unless such date is extended or early terminated (the “Early Tender Date”), will be eligible to receive the “Total Consideration” set forth in the table above for each $1,000 principal amount of Notes. The Total Consideration includes the “Early Tender Premium” set forth in the table above. Holders who validly tender their Notes after the Early Tender Date, but at or prior to the Expiration Date, and do not validly withdraw such Notes, will only be eligible to receive the “Tender Offer Consideration” set forth in the table above, which does not include the Early Tender Premium. In addition to the Total Consideration or the Tender Offer Consideration, as applicable, holders who validly tender and do not validly withdraw Notes and whose Notes are accepted for purchase will receive accrued and unpaid interest, up to, but not including, the applicable settlement date. The settlement date with respect to all Notes validly tendered at or prior to the Early Tender Date and not validly withdrawn and accepted for purchase is expected to be the second business day after the Early Tender Date, or as promptly as practicable thereafter (the “Early Settlement Date”). The Early Settlement Date is currently expected to be on June 28, 2023. The settlement date with respect to all Notes validly tendered after the Early Tender Date, but at or prior to the Expiration Date, and not validly withdrawn, is expected to be on the first business day after the Expiration Date, or as promptly as practicable thereafter (the “Final Settlement Date”). The Final Settlement Date is currently expected to be July 13, 2023.

The Notes tendered at or prior to the Early Tender Date will be accepted for purchase with priority over the Notes tendered after the Early Tender Date, but at or prior to the Expiration Date. Notes validly tendered may not be withdrawn after 5:00 p.m., New York City time, on June 26, 2023 (such date and time, as the same may be extended or early terminated, the “Withdrawal Date”), except as may be required by law.

Acceptance for tenders of the 2025 Notes may be subject to proration if the aggregate principal amount of the 2025 Notes validly tendered and not validly withdrawn is greater than the Tender Cap. Furthermore, if the Offer to purchase 2025 Notes is fully subscribed as of the Early Tender Date, holders who validly tender 2025 Notes after the Early Tender Date will not have any of their 2025 Notes accepted for purchase and there will be no Final Settlement Date for the 2025 Notes.

Calumet reserves the right, but is under no obligation, to increase the Tender Cap at any time, subject to compliance with applicable law. If Calumet increases the Tender Cap, it does not expect to extend the Withdrawal Date, subject to applicable law.

The completion of the Offers is subject to a number of conditions that are set forth in the Offer to Purchase, including, among other things, the successful completion by Calumet of a new senior notes offering with gross proceeds of at least $325 million, with settlement on or before the Early Settlement Date (the “Financing Condition”). The Offers are not conditioned on any minimum amount of Notes being tendered.

The terms and conditions of the Offers, including Calumet’s obligation to accept the Notes tendered and pay the purchase price therefor, are set forth in the Offer to Purchase. Calumet may, at its own discretion, amend, extend or, subject to certain conditions, terminate any of the Offers.

Following the consummation or termination of the Offer to purchase the 2024 Secured Notes, and assuming the satisfaction of the Financing Condition, Calumet intends to redeem, on or after July 15, 2023, any amount of 2024 Secured Notes that remain outstanding at par, plus accrued and unpaid interest to, but not including, the redemption date.

Calumet has retained BofA Securities as dealer manager. Questions regarding the Tender Offer may be directed to BofA Securities at +1 (888) 292-0070 (toll-free), +1 (646) 743-0698 (collect), or by e-mail at debt_advisory@bofa.com. For questions concerning procedures to tender Notes and to obtain copies of the Offer to Purchase, please contact the Information Agent, D.F. King & Co., Inc., at +1 (800) 992-3086 (toll-free), +1 (212) 269-5550 (collect), or by e-mail at calumet@dfking.com.

This press release does not constitute an offer to purchase or redeem or the solicitation of an offer to sell the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Calumet Specialty Products Partners, L.P.

Calumet Specialty Products Partners, L.P. manufactures, formulates and markets a diversified slate of specialty branded products and renewable fuels to customers across a broad range of consumer-facing and industrial markets. Calumet is headquartered in Indianapolis, Indiana and operates twelve facilities throughout North America.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements and information in this press release may constitute “forward-looking statements.” The statements discussed in this press release that are not purely historical data are forward-looking statements, including, but not limited to, the statements regarding the Offering, the use of proceeds therefrom and the Offers. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause our actual results to differ materially from our historical experience and our present expectations. For additional information regarding known material risks, uncertainties and other factors that can affect future results, please see our filings with the Securities and Exchange Commission, including our latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

SOURCE Calumet Specialty Products Partners, L.P.

For further information: Brad McMurray, Director Investor Relations, 317-957-5378; Media Oakes, Director Corporate Communications, 317-957-5319

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